Exhibit 99.1

Calumet Specialty Products Partners, L.P. Announces Completion of Phase I and Outlines Phase II of the Company’s Self-Help Program; also Provides Updated Liquidity and LCM Outlook

New program builds off success of 2016-2018 Self-Help initiatives which drove over $180 million in total EBITDA

INDIANAPOLIS - (PR NEWSWIRE) - February 4, 2019 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Company”, “Partnership” or “Calumet”), a leading independent producer of specialty hydrocarbon and fuels products, today released details on the completion of Phase I of its Self-Help program and provided expectations associated with Phase II of its program. Phase I targeted a $150 million to $200 million improvement in EBITDA through the end of 2018. The Company announced today that it has realized over $180 million in EBITDA from Phase I of its Self-Help program as of year-end 2018. In addition, it anticipates capturing an incremental $100 million in EBITDA from 2019 through 2021 from its Phase II Self-Help program. Approximately two-thirds of Phase II is focused on improving the Company’s core Specialty business. The Company anticipates spending between $25 million to $40 million in capital to achieve these results over the new three-year period.

Tim Go, CEO of Calumet, said, “Over the last three years Calumet has transformed its business, from our vision and culture, to our streamlined asset portfolio and focus. A primary contributor to this transformation was Phase I of our Self-Help program, which successfully delivered over $180 million of incremental EBITDA from 2016 to 2018. Our team was able to accomplish this goal by focusing on three core functional areas: targeted cost reductions, raw material optimization and margin enhancements. Collectively this effort involved numerous projects and re-energized our culture to drive efficiencies, eliminate waste and expand our future opportunities. As we enter 2019, we remain committed to the discipline that our Self-Help program has brought us and have already started aggressively executing Phase II of the program with a focus of driving more Self-Help from our Specialties business.”

Phase II of the new Self-Help Program focuses on the following:

Project	Cost to Achieve	Time to Achieve	Potential Contribution[1]	Description
Completed Improvement Projects	Completed in 2018	2019	$20-30 million
-New packaging lines at Porter and Shreveport facilities to improve operating costs and expand capacity

-PDA modifications at Shreveport refinery to improve high value specialty yields

-San Antonio refinery ISOM and Great Falls refinery naphtha project to upgrade commodity intermediate streams

New Quick-Hit Projects	$15-25 million	2019-2021	$30-35 million
-New Versagel project in Karns City facility capitalizing on R&D initiatives

-Four debottlenecking projects at Cotton Valley's solvent facility decreasing feed costs and improving specialty yield

-Princeton facility vacuum tower project upgrading asphalt to specialty products

-BT commercialization project at Missouri esters plant

Supply Chain Initiatives	$10-15 million	2019-2021	$30-35 million
-Leverage new ERP platform to drive transportation savings and reduce procurement spend

-Streamline business by reducing non-core, high cost offerings

-Improve logistics infrastructure and reduce capital intensive off-sites

1Projected EBITDA contribution following completion of the projects

Go continued, “Phase II of the Self-Help program is more focused on our unique Specialty business. Our Self-Help program has been a significant contributor to our cash flow throughout our transformation, especially in the most recent quarter where our liquidity increased from $406 million to over $450 million as of December 31, 2018. We believe that this next step in our continuous improvement program will keep Calumet on the path to becoming the leading specialty petroleum products company in the world."

Liquidity & Inventory Accounting Update
As of December 31, 2018, the Partnership had total liquidity of approximately $451 million, comprised of $156 million of unrestricted cash and availability under the revolving credit facility of $295 million. As of December 31, 2018, Calumet had a $330 million borrowing base, $35 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Given the significant drop in crude oil prices during the fourth quarter time frame, the Company expects to report a negative non-cash lower of cost or market (“LCM”) adjustment to its inventories when it reports its fourth quarter results. While this is a non-cash charge intended to account for the mark-to-market changes in inventory asset value on the balance sheet, the adjustment will have a negative impact one the Company’s headline Net Income (Loss) and Adjusted EBITDA results.

About Calumet Specialty Products Partners, L.P.
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates eleven manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures, (iii) our access to capital to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, and (iv) statements regarding future EBITDA contributions attributable to Phase II of our multi-year self-help program commencing in 2019. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.